Exhibit 10.1(f)

                               AMENDMENT TO THE
                      CENTURY TELEPHONE ENTERPRISES, INC.
                   KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


     WHEREAS, an amendment to the Century Telephone Enterprises, Inc. Key Employee Incentive Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on November 20, 1996 and ratified by the Board of Directors on November 21, 1996 to reflect that the Plan shall be administered by the Compensation Committee or a subcommittee of the Compensation Committee and to reflect that a determination as to whether a bonus award is to be paid partially in shares of restricted stock under the 1983 Restricted Stock Plan or the 1995 Incentive Compensation Plan shall be in the discretion of the Committee that administers the 1983 Restricted Stock Plan or the 1995 Incentive Compensation Plan, as appropriate;

     NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Section 2.(b) of the Plan is hereby amended to read as follows:

          (b) "Committee" shall mean the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee made up of members who are not participants in this Plan.

                                       II.

     Section 7. of the Plan entitled "ALLOCATION OF INCENTIVE BONUS FUND" shall be amended to read in its entirety as follows:

          The Committee shall in its sole discretion award bonuses within the predetermined maximum limits to Participants from the Incentive Pool. The Committee, subject to approval of the Board of Directors, shall determine each year whether the value of the award will be paid in cash, restricted stock, or a combination thereof. If payment of the award is partially or totally in the form of restricted stock, shares of stock allocated to the 1983 Restricted Stock Plan or the 1995 Incentive Compensation Plan may be used in the discretion of the committee that administers those Plans. Any such stock payments shall be subject to the provisions of the 1983 Restricted Stock Plan or the 1995 Incentive Compensation Plan, as appropriate, and an individual award agreement between the Company and the Participant.

     IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 21st day of November, 1996.

                                       CENTURY TELEPHONE ENTERPRISES, INC.

                                            /s/ R. Stewart Ewing, Jr.
                                       By: _____________________________
                                               R. Stewart Ewing, Jr.
                                             Senior Vice President and
                                              Chief Financial Officer